Exhibit (a)(1)(G)

Offer to Purchase for Cash by

PRESIDIO PROPERTY TRUST

of Up to 2,000,000 SHARES PLUS ALL Odd LOTS

OF ITS OUTSTANDING SERIES A Common Stock

At a Purchase Price $0.68 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

11:59 P.M., NEW YORK CITY TIME, MAY 5, 2025

(THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING

TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER

TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

April 8, 2025

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated April 8, 2025, of Presidio Property Trust, Inc., a Maryland corporation (the “Company”), and a related Letter of Transmittal. Together these documents constitute the “Offer.” The Company is offering to purchase for cash all odd lots plus up to 2,000,000 shares of its Series A Common Stock, par value $0.01 per share (the “Shares” or “Series A Common Stock”), at a purchase price of $0.68 per share of Series A Common Stock, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

We are the registered holder of Series A Common Stock held for your account. In order to tender your Series A Common Stock, you must cause the Letter of Transmittal to be physically delivered, including the signatures of your broker, dealer, commercial bank, trust company, custodian or other nominee (any such entity, your “Custodian”), including their medallion guarantee stamp, signifying approval of the submission. Such stockholders are urged to consult such Custodian as soon as possible if they wish to tender Series A Common Stock.

Your attention is called to the following:

(1)	You may tender your Shares at the purchase price of $0.68 per share of Series A Common Stock, as indicated in the attached instruction form, to you in cash, less any applicable withholding taxes and without interest.
(2)	The Offer is not conditioned upon any minimum number of shares of Series A Common Stock being tendered.
(3)	Upon the terms and subject to the conditions of the Offer, including proration and “odd lot” provisions, the Company will purchase all shares of Series A Common Stock validly tendered (and not withdrawn) on or prior to the Expiration Date, provided that the total number of shares of Series A Common Stock does not exceed 2,000,000 shares, excluding odd lots.
(4)	If you are a beneficial or record holder of less than 100 Shares in the aggregate, you must tender all of your Shares for your tender to be accepted.
(5)	Tendering stockholders will not be obligated to pay stock transfer taxes on the purchase of shares of Series A Common Stock by the Company pursuant to the Offer.

If you wish to have us tender any of or all your shares of Series A Common Stock, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Series A Common Stock, all such shares of Series A Common Stock will be tendered unless otherwise specified below. Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf in accordance with the terms and conditions of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Series A Common Stock in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

Neither the Company nor its Board of Directors is making any recommendation to any stockholder whether to tender or refrain from tendering Shares in the Offer. Each stockholder is urged to read and evaluate the Offer and accompanying materials carefully.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the accompanying Offer to Purchase, dated April 8, 2025 (the “Offer to Purchase”), and Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase and the website established for purposes of effectuating the offer, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Presidio Property Trust, Inc., a Maryland corporation (the “Company”), to purchase all odd lots plus up to 2,000,000 shares of its Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), at a purchase price of $0.68 per share of Series A Common Stock, to the seller in cash, less any applicable withholding taxes and without interest.

The undersigned hereby instruct(s) you to tender to the Company the number of shares of Series A Common Stock indicated below or, if no number is specified, all shares of Series A Common Stock you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED: ☐ All Shares held for the undersigned; or _______________ Shares (Enter number of Shares to be tendered).

PLEASE SIGN HERE

Dated: , 2025

Name(s):

(please print)

Address:
	City	State	Zip Code

Area Code and Telephone Number:

Employer Identification or Social Security Number: